UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 6, 2017, COPsync, Inc. (the “Company,” “we” or “us”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors named in the signature pages thereto (the “Purchasers”) pursuant to which the Company agreed to issue and sell an aggregate of 1,772,614 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), in a registered direct offering (the “Registered Direct Offering”) and, in a concurrent private placement, the Company agreed to sell eighteen-month warrants to purchase up to 1,772,614 shares of Common Stock (the “Class A Warrants”), with an exercise price of $1.03 per share, and five-year warrants to purchase up to 1,772,614 shares of Common Stock (the “Class B Warrants” and, together with the Class A Warrants, the “Purchase Warrants”), with an exercise price of $1.03 per share (the “Private Placement”).  The combined purchase price for one registered Share, one unregistered Class A Warrant and one unregistered Class B Warrant is $0.65.

The Company expects to receive aggregate net proceeds, after deducting the placement agent’s fees and other estimated offering expenses, in the amount of approximately $957,256.  The Company intends to use the aggregate net proceeds for expansion of sales and marketing, working capital, and continued product development and network enhancement, and for other corporate purposes.

The closing of the Registered Direct Offering and the Private Placement is expected to take place on January 11, 2017, subject to customary closing conditions.

The Shares are being offered and sold to the public pursuant to our shelf registration statement on Form S-3 (File No. 333-212389) initially filed with the Securities and Exchange Commission (the “Commission) on July 1, 2016 and declared effective on July 13, 2016 (the “Registration Statement”).  A prospectus supplement relating to the Registered Direct Offering was filed with the Commission on January 6, 2017.

The Securities Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. Under the Securities Purchase Agreement, the Company has agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 30 days following the closing of the offering. In addition, the Company has also agreed with the Purchasers that for a period of two years following the closing of the offering, the Company will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the Securities Purchase Agreement.

Purchase Warrants

Each Purchase Warrant will be exercisable beginning on the date that is six months after the date of the closing of the Private Placement (the “Initial Exercise Date”), at an exercise price of $1.03 per share for the Class A Warrants, and an exercise price of $1.03 per share for the Class B Warrants, in each case subject to adjustment as provided therein. The Class A Warrants will be exercisable for eighteen months from the Initial Exercise Date, and the Class B Warrants will be exercisable for five years from the Initial Exercise Date, but in each case not thereafter. Subject to limited exceptions, a holder of Purchase Warrants will not have the right to exercise any portion of its Purchase Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of the shares of our common stock issuable upon the exercise of the Purchase Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Purchase Warrants.  In addition, in the event of certain Fundamental Transactions (as defined therein), holders of the Class A Warrants may require the Company (or the successor entity, if applicable) to purchase the Class A Warrants from such holders for an amount equal to the Black Scholes Value (as defined in the Class A Warrants) of the remaining unexercised portion of such warrants, by delivering a request before the ninetieth (90th) day after the consummation of such Fundamental Transaction.

The Purchase Warrants are not and will not be listed for trading on any national securities exchange.  The Purchase Warrants and the shares of Common Stock underlying the Purchase Warrants (the “Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are not being offered pursuant to the prospectus supplement and the accompanying base prospectus.  The Purchase Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D. The Purchase Warrants and the Warrant Shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirement of the Securities Act.

After the Initial Exercise Date, if a registration statement covering the issuance or resale of the Warrant Shares is not available for the issuance or resale, as applicable, the Purchasers may exercise the Purchase Warrants by means of a “cashless exercise.”

The foregoing descriptions of the Securities Purchase Agreement and the Purchase Warrants are qualified in their entirety by reference to the full text of the Form of Class A Warrant, Form of Class B Warrant and the Form of Securities Purchase Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference in their entirety.

The legal opinion, including the related consent, of Harter Secrest & Emery LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this report were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to or in favor of any stockholder or potential stockholder of the Company other than the parties thereto. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs at any time.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the Commission. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

The prospectus supplement relating to the Registered Direct Offering has been filed with the Commission and is available on the Commission’s web site at http://www.sec.gov. Copies of the prospectus supplement may also be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, (212) 895-3745.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Purchase Warrants and the Warrant Shares is incorporated herein by reference.

On July 1, 2016, the Company issued a convertible promissory note in the amount of $150,000 to an individual.  As of October 1, 2016, the amount owing under this note automatically increased to $300,000.  On January 3, 2017, the Company amended and restated this note (as amended and restated as of January 3, 2017, the “July 1 Note”).  The July 1 Note bears interest at a rate of 15% per annum and has a maturity date of February 1, 2017.  The note is convertible (i) at the option of the holder into any financing that closes prior to the maturity date in which the Company receives more than $500,000 at the terms of such financing, or (ii) upon an event of default under the note, at the option of the holder at 60% of the lowest volume weighted average price in the twenty consecutive trading days prior to the effective conversion date, but in no event less than $0.17 per share.  The holder of the July 1 Note, as amended and restated, has waived his option to convert the note in connection with the Registered Direct Offering.

On October 4, 2016, the Company issued a convertible promissory note in the amount of $149,526 to a third party consultant for services.  On January 3, 2017, the Company amended and restated this note (as amended and restated as of January 3, 2017, the “October 4 Note”).  The October 4 Note bears interest at a rate of 15% per annum and has a maturity date of April 4, 2017.  The note is convertible (i) at the option of the holder into any financing that closes during the term of this note, greater than $500,000 at the terms of such financing, or (ii) upon an event of default under the note, at the option of the holder at 60% of the lowest volume weighted average price in the twenty consecutive trading days prior to the effective conversion date, but in no event less than $0.17 per share.  The holder of the October 4 Note, as amended and restated, has waived his option to convert the note in connection with the Registered Direct Offering.

On January 3, 2017, the Company issued a convertible promissory note in the amount of $550,000 to an individual, (the “January 3 Note” and, together with the July 1 Note and the October 4 Note, each as amended and restated as of January 3, 2017, (the “Notes”)).  The January 3 Note bears interest at a rate of 15% per annum and has a maturity date of the earlier of (i) October 3, 2017 or (ii) the closing by the Company of a public or private offering of at least $4.5 million of the Company’s equity interests.  The note is convertible upon an event of default under the note, at the option of the holder at 60% of the lowest volume weighted average price in the twenty consecutive trading days prior to the effective conversion date, but in no event less than $0.17 per share.

Pursuant to their terms, in no event may the Notes be collectively converted, in the aggregate, into more than 471,000 shares of common stock.

The issuance of the Notes was exempt from the registration requirement of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. No general solicitation or general advertising was used in connection with the issuance of the Notes, and the Company had a pre-existing relationship with the holders thereof.

Item 8.01	Other Events.

On January 6, 2017, the Company issued a press release announcing the Registered Direct Offering and the concurrent Private Placement.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Class A Warrant
4.2	Form of Class B Warrant
5.1	Opinion of Harter Secrest & Emery LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1 hereto)
99.1	Press Release, dated January 6, 2017, entitled "COPsync Announces $1.15 Million Registered Direct Offering.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: January 10, 2017	By:	/s/ Philip J. Anderson
	Name:	Philip J. Anderson
	Title:	Chief Financial Officer